                                                                       Exhibit 2


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                         AGREEMENT AND PLAN OF MERGER

                         dated as of October 19, 1999

                                 by and among

                              TELESCIENCES, INC.,

                           EDB BUSINESS PARTNER ASA

                                      and

                          EDB 4TEL ACQUISITION CORP.

================================================================================

                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
ARTICLE I  THE OFFER...............................................................   1
1.01  The Offer....................................................................   1
1.02  Company Actions; Rights......................................................   3
1.03  Board of Directors and Committees; Section 14(f).............................   4

ARTICLE II  THE MERGER.............................................................   6
2.01  The Merger...................................................................   6
2.02  Effective Time...............................................................   6
2.03  Effects of the Merger........................................................   6
2.04  Certificate of Incorporation and By-Laws.....................................   6
2.05  Directors....................................................................   6
2.06  Officers.....................................................................   6
2.07  Conversion of Shares.........................................................   6
2.08  Employee Stock Options.......................................................   7
2.09  Conversion of Purchaser Common Stock.........................................   7
2.10  Stockholders= Meeting........................................................   7
2.11  Merger Without Meeting of Stockholders.......................................   8
2.12  Closing......................................................................   8

ARTICLE III  DISSENTING SHARES; EXCHANGE OF SHARES.................................   8
3.01  Dissenting Shares............................................................   8
3.02  Exchange of Shares...........................................................   9
3.03. Lost Certificates............................................................  10
3.04. Investment of Funds..........................................................  10
3.05. No Liability.................................................................  10

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................  11
4.01  Organization.................................................................  11
4.02  Capitalization; Subsidiaries.................................................  11
4.03  Authority Relative to this Agreement; Compliance with Laws and Court Orders..  12
4.04  Absence of Certain Changes...................................................  12
4.05  No Undisclosed Liabilities...................................................  13
4.06  Reports......................................................................  13
4.07  Offer Documents; Proxy Statements; Other Information.........................  14
4.08  Consents and Approvals; No Violation.........................................  15
4.09  Litigation, etc..............................................................  15
4.10  Title to Properties; Encumbrances............................................  15
4.11  Benefit Plans................................................................  16
4.12  Compliance With Agreements; Law..............................................  17
4.13  Patents, Trademarks, Trade Names, etc........................................  18
4.14  Taxes........................................................................  18

4.15  Antitakeover Statutes........................................................  19

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER..................  19
5.01  Organization and Good Standing...............................................  19
5.02  Authority Relative to this Agreement.........................................  19
5.03  Consents and Approvals; No Violation.........................................  20
5.04  Offer Documents; Proxy Statement.............................................  20
5.05  Ownership of Shares..........................................................  21

ARTICLE VI  COVENANTS..............................................................  21
6.01  Conduct of Business of the Company...........................................  21
6.02  No Solicitation, etc.........................................................  22
6.03  Access to Information........................................................  23
6.04  Best Efforts.................................................................  24
6.05  Public Announcements.........................................................  24
6.06  Indemnification; Insurance...................................................  25
6.07  Employment Contracts, Benefits, etc..........................................  26
6.08  Substitution of Letter of Credit.............................................  26
6.09  Purchase of Shares...........................................................  26
6.10. Further Assurances...........................................................  26
6.11  Notification of Certain Matters..............................................  26

ARTICLE VII  CONDITIONS TO CONSUMMATION OF THE MERGER..............................  27
7.01  Conditions to Each Party's Obligation to Effect the Merger...................  27

ARTICLE VIII  TERMINATION; AMENDMENTS; WAIVER......................................  28
8.01  Termination..................................................................  28
8.02  Effect of Termination........................................................  30
8.03  Amendment....................................................................  30
8.04  Extension; Waiver............................................................  30

ARTICLE IX  MISCELLANEOUS..........................................................  31
9.01  Survival of Representations and Warranties...................................  31
9.02  Brokerage Fees and Commissions...............................................  31
9.03  Entire Agreement; Assignment.................................................  31
9.04  Validity.....................................................................  31
9.05  Notices......................................................................  31
9.06  Governing Law................................................................  33
9.07  Descriptive Headings.........................................................  33
9.08  Counterparts.................................................................  33
9.09  Expenses.....................................................................  33
9.10  Third Party Beneficiaries....................................................  33
9.11  Certain Definitions..........................................................  33
9.12  Consent to Jurisdiction......................................................  34

9.13  Construction; Interpretation.................................................  34
Annex A - Conditions of the Offer
Annex B - Escrow Agreement
Annex C - Calculation of Deposit

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     AGREEMENT AND PLAN OF MERGER, dated as of October 19, 1999 (the "Agreement"), by and among Telesciences, Inc., a Delaware corporation (the "Company"), EDB Business Partner ASA, a Norwegian public limited company ("Parent"), and EDB 4Tel Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Boards of Directors of Parent, Purchaser and the Company deem it advisable and in the best interests of the respective stockholders of such corporations to effect the merger of the Purchaser with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company have approved the acquisition of the Company by Parent and, in furtherance of such acquisition, Parent proposes to cause Purchaser to make a cash tender offer for all of the issued and outstanding shares of Common Stock, par value $.04 per share (the "Common Stock"), of the Company, on the terms specified herein and the Board of Directors of the Company has approved the tender offer and intends to recommend that it be accepted by the stockholders of the Company.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter contained and intending to be bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE OFFER

     SECTION 1.01 The Offer.
                  ---------

          (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 and nothing shall have occurred that would render any of the conditions set forth in Annex A hereto incapable of being satisfied, as promptly as practicable (but in no event later that five (5) business days after the date of this Agreement), Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") an offer to purchase for cash (the "Offer") any and all of the issued and outstanding shares of Common Stock (the "Shares") at a price of $8.79 per Share, net to the seller in cash, without interest. For purposes of this Agreement, the term "Transaction Consideration" shall mean $8.79 per Share in cash or any higher price as shall be paid in respect of the Shares in the Offer. The obligations of Purchaser to commence the Offer and to accept for payment and to pay for any Shares tendered shall be subject to only the conditions set forth in Annex A hereto (any or all of which may, subject to the provisions hereof, be waived by Parent or Purchaser, subject to applicable law). Without the prior written consent of the Company, Purchaser shall not (i) decrease the Transaction Consideration with respect to any Shares, (ii) decrease the number of Shares to be purchased in the Offer, (iii) change the form of consideration payable in the Offer, (iv) add to or change the conditions to the Offer set forth in Annex A, (v) waive the Minimum Condition (as defined in Annex A) or (vi) make any other change in the terms or conditions of the Offer. Parent and Purchaser expressly reserve the right to waive any condition (other than the Minimum Condition) specified in Annex A or to increase the Transaction Consideration. Provided that this Agreement shall not have been terminated in accordance with Article VIII hereof, if the conditions set forth in Annex A are not satisfied or, to the extent permitted hereby, waived by Purchaser as of the date the Offer would otherwise have expired, then, except to the extent that such conditions are incapable of being satisfied, Purchaser will extend the Offer from time to time until the earlier of the consummation of the Offer or the date which is twenty (20) business days from the original expiration date of the Offer (such date, the "Final Date"). Purchaser shall, subject to the terms and conditions of the Offer, accept for payment Shares validly tendered and not withdrawn as soon as it is legally permitted to do so under applicable law; provided, however, that Purchaser shall be entitled to extend the Offer one or more times beyond the Final Date for an aggregate period of up to ten
     (10) business days if on the Final Date the conditions to the Offer set forth in Annex A have been satisfied or waived but there shall not have been tendered that number of Shares which would equal at least ninety percent (90%) of the issued and then outstanding Shares. Purchaser shall be obligated to consummate the Offer immediately upon reaching such ninety percent (90%) threshold. Such extended date shall then be the Final Date for purposes of this Agreement. The Company agrees that it will not tender, and will not permit any of its subsidiaries to tender, any Shares held by it or any such subsidiary pursuant to the Offer.

     (b) Purchaser shall deposit with First Union National Bank (the "Escrow Agent") a sufficient amount of funds (the "Escrowed Funds") necessary to
     (i) make the cash payments contemplated by Section 1.01(a) to purchase all of the Shares tendered in the Offer, (ii) make the cash payments contemplated by Section 2.08 with respect to the settlement of the Options (as defined in Section 2.08), and (iii) redeem the outstanding shares of Series A Preferred Stock of the Company (the "Series A Preferred Shares") for cash in accordance with the terms of the Certificate of Designation of Preferences and Rights of the Series A Preferred Stock (the "Certificate of Designation"). A calculation of this amount is attached hereto as Annex C. The Escrowed Funds shall be deposited with the Escrow Agent pursuant to, and shall be held, applied, invested, reinvested, and disbursed in accordance with, an escrow agreement among the Company, the Parent, the Purchaser and the Escrow Agent substantially in the form of Annex B attached hereto (the "Escrow Agreement"). Unless otherwise provided in the Escrow Agreement, said deposit shall be made by wire transfer of immediately available funds pursuant to wire transfer instructions set forth in the Escrow Agreement. Purchaser shall use its reasonable efforts to initiate such wire transfer on Tuesday, October 19, 1999 and complete such wire transfer as soon as practical thereafter, but in no event later than Friday, October 22, 1999.

          (c) Within five (5) business days after the public announcement of the execution of this Agreement, Parent and Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. ("NASD"), if applicable, a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1") with respect to the Offer. The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal (collectively, the "Offer Documents"). Parent and Purchaser agree that the Schedule 14D-1 and the Offer Documents will comply as to form and content in all material respects with the applicable provisions of the federal securities laws. The Company will cooperate fully in the preparation of the Schedule 14D-1 prior to its being filed with the SEC. The Company and its counsel shall be given an opportunity to review and comment upon the Schedule 14D-1 and the Offer Documents and any amendment or supplement thereto prior to the filing thereof with the SEC, and Parent and Purchaser shall consider such comments in good faith. Parent and Purchaser agree to provide to the Company and its counsel any comments which Parent, Purchaser or their counsel may receive from the Staff of the SEC promptly after receipt thereof, and any proposed responses thereto, with respect to the Schedule 14D-1 or the Offer Documents and any amendment or supplement thereto. Parent, Purchaser and the Company agree to correct promptly any information provided by any of them for use in the
     Schedule 14D-1 or the Offer Documents which shall have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps reasonably necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and to disseminate any revised Offer Documents to the Company's stockholders, in each case as and to the extent required by the applicable provisions of the federal securities laws.

     (d) Contemporaneously with the purchase by Purchaser of at least a majority of the Shares pursuant to the Offer (the "Completion of the Offer"), Purchaser shall cause the Company to redeem the Series A Preferred Shares for cash in accordance with the terms of the Certificate of Designation, and shall cause the funds to be used for such redemption to be transferred from the Escrowed Funds to the Company.

     SECTION 1.02  Company Actions; Rights.  The Company hereby consents to the
                   -----------------------
Offer and represents that (a) its Board of Directors (at a meeting duly called and held) has (i) determined that each of the Offer and the Merger is advisable and fair to and in the best interests of the stockholders of the Company, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, by the stockholders of the Company and (b) Brooks, Houghton & Company, Inc. ("BHC") has delivered to the Company's Board of Directors its oral opinion (to be confirmed in writing no later than the date of the filing of the Schedule 14D-1, which opinion Parent and Purchaser shall be entitled to include as an exhibit to the Schedule

14D-1), that the cash consideration to be received by the holders of the Common Stock in the Offer and the Merger is fair to such stockholders from a financial point of view. The Company hereby agrees to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") and shall use reasonable efforts to file the Schedule 14D-9 as soon as practicable after the Offer is commenced but no later than ten (10) business days after the date this Agreement is announced, which shall, subject to the provisions of Section 6.02 of this Agreement, contain such recommendation.

     The Parent, Purchaser and their counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 and any amendment or supplement thereto prior to the filing thereof with the SEC, and the Company shall consider such comments in good faith. The Company agrees to provide to the Parent, Purchaser and their counsel any comments which the Company or its counsel may receive from the staff of the SEC promptly after receipt thereof, and any proposed responses thereto, with respect to the Schedule 14D-9 and any amendment or supplement thereto. Parent, Purchaser and the Company agree to correct promptly any information provided by any of them for use in the Schedule 14D-9 which shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to disseminate any revised Schedule 14D-9 to the Company's stockholders, in each case as and to the extent required by the applicable provisions of the federal securities laws. Company agrees to make reasonable efforts to include Parent, Purchaser and their counsel in any substantive oral communications with the SEC with respect to the Schedule 14D-9. In connection with the Offer, provided that this Agreement shall not have been terminated in accordance with Article VIII hereof, the Company will promptly furnish Purchaser with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall furnish Purchaser with such information and assistance as Purchaser or its agents may reasonably request in communicating the Offer to the stockholders of the Company. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Schedule 14D-1, Parent and Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer and, if this Agreement is terminated, will upon request deliver to the Company all copies of such information then in their possession.



     SECTION 1.03  Board of Directors and Committees; Section 14(f).
                   ------------------------------------------------

          (a) Subject to the requirements of applicable law, promptly upon the purchase of not less than a majority of the outstanding shares by Purchaser of Shares pursuant to the Offer and from time to time thereafter, subject to paragraph (c) of this Section 1.03, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number plus one, on the Board of Directors of the Company (the "Board") as will give Purchaser representation on the Board equal to the product of the total number of directors on the Board, after giving effect to such representation, and the percentage that such number of Shares so purchased bears to the total number of issued and outstanding Shares, and the Company shall use its reasonable efforts to, upon request by Purchaser, promptly, at the Company's election, either increase the size of the Board or secure the resignation of such number of directors as is necessary to enable Purchaser's designees to be elected to the Board and shall cause Purchaser's designees to be so elected, but in no event less than a majority of directors. At such times the Company will use its reasonable efforts to cause individuals designated by Purchaser to constitute the same percentage as is on the Board of (i) each committee of the Board (other than any committee of the Independent Directors), (ii) each board of directors of each subsidiary of the Company designated by Purchaser and (iii) each committee of each such board.

          (b) The Company's obligations to appoint designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.03 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1. Parent or Purchaser will supply to the Company in writing and be solely responsible for any information with respect to any of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          (c) After the time that Purchaser's designees constitute at least a majority of the Board and until the Effective Time, the Board shall always have at least two members (the "Independent Directors") who are neither officers of Parent nor designees, shareholders or affiliates of Parent or Parent's affiliates. During such period, any (i) amendment or termination of this Agreement, (ii) extension of time for the performance or waiver of the obligations or other acts of Parent or Purchaser or waiver of the Company's rights hereunder or (iii) action by the Company with respect to this Agreement and the transactions contemplated hereby which adversely affects the interests of the stockholders of the Company, shall require the approval of a majority of the Independent Directors in addition to any required approval thereof by the full Board. If the number of Independent Directors shall be reduced below two for any reason whatsoever, any remaining Independent Director shall be entitled to designate a person to fill the vacancy, which designee shall not be a current or former officer or affiliate of Parent or any of Parent's affiliates, or, if no Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be current or former officers or affiliates of Parent or any of Parent's affiliates, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. The Board shall not delegate any matter set forth in this Section 1.03(c) to any committee of the Board.

          (d) Following the election or appointment of Purchaser's designees pursuant to this Section 1.03 and prior to the Effective Time, any amendment of this Agreement or the Amended and Restated Certificate of Incorporation, as amended, or the Amended and Restated By-Laws of the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the directors of the Company then in office who are neither designated by Purchaser, employees of the Company or any of its subsidiaries nor otherwise affiliated with Purchaser.

                                  ARTICLE II
                                  THE MERGER

     SECTION 2.01  The Merger.  Upon the terms and subject to the conditions
                   ----------
hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Purchaser shall be merged with and into the Company as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Purchaser shall cease.

     SECTION 2.02  Effective Time.  The Merger shall be consummated, as and when
                   --------------
provided in Section 2.12 hereof, by filing with the Secretary of State of the State of Delaware a certificate of merger in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the time of such filing being the "Effective Time").

     SECTION 2.03  Effects of the Merger.  The Merger shall have the effects set
                   ---------------------
forth in Section 259 of the DGCL and from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Company and Purchaser. In particular, the Surviving Corporation, as of the Effective Time, hereby expressly assumes any and all financial obligations of the Company under the Credit Facility. As of the Effective Time, the Company shall be a wholly owned subsidiary of Parent.

     SECTION 2.04  Certificate of Incorporation and By-Laws.  The Amended and
                   ----------------------------------------
Restated Certificate of Incorporation, as amended, and the Amended and Restated By-Laws of the Purchaser shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by law.

     SECTION 2.05  Directors.  The directors of Purchaser immediately prior to
                   ---------
the Effective Time shall constitute the Board of Directors of the Surviving Corporation until their respective successors are duly elected and qualified.

     SECTION 2.06  Officers.  The officers of the Purchaser immediately prior to
                   --------
the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly elected and qualified.

     SECTION 2.07  Conversion of Shares.  Each Share issued and outstanding
                   --------------------
immediately prior to the Effective Time (other than Shares held by Parent, the Company or any subsidiary of Parent or of the Company, which shall be canceled, and Dissenting Shares (as hereinafter defined)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the Transaction Consideration in respect of such Shares in cash, payable to the holder thereof, without interest thereon, upon surrender of the certificate representing such Share.

     SECTION 2.08  Employee Stock Options.  On the latest of (i) the Completion
                   ----------------------
of the Offer (ii) the first business day of January 2000 or (iii) the earlier of
(A) 30 days after termination notice is given in accordance with the terms of the plan governing the Options (as defined herein) or (B) the date that the Option holder agrees to the treatment provided in this Section 2.08, each holder of then outstanding options to purchase Shares granted by the Company (whether or not then currently exercisable) (the "Options") will be entitled to receive, and shall receive, at the sole election of the holder of such Option in settlement of each Option where the amount set forth in clause (i) below is positive, a cash payment from the Company in an amount equal to the product of
(i) the Transaction Consideration minus the exercise price per Share of the Option and (ii) the number of Shares covered by such Option. Such payment shall be reduced by any applicable withholding taxes. If and to the extent required by the terms of the plan governing such Options or pursuant to the terms of any Option granted thereunder, each of Parent and the Company shall use its best efforts to obtain the consent of each holder of outstanding Options to the foregoing treatment of such Options, including without limitation, giving the termination notice contemplated by the plan governing such Options. The Company, acting through its Board of Directors or any committee thereof, shall have the right at any time or from time to time following the execution hereof to accelerate and vest, in full or in part, any and all Options not currently exercisable in full. Effective as of the Effective Time, the Company, acting through its Board or any committee thereof, shall terminate those Options with an exercise price that is greater than the Transaction Consideration.

     SECTION 2.09  Conversion of Purchaser Common Stock.  Each share of common
                   ------------------------------------
stock of Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one share of common stock of the Surviving Corporation.

     SECTION 2.10  Stockholders' Meeting.  If required by applicable law, in
                   ---------------------
order to consummate the Merger, the Company, acting through its Board, shall, subject to the Board's fiduciary duties under applicable law, as advised by counsel:

          (a) duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of its stockholders as soon as practicable following the Completion of the Offer (provided that, if a Form 15 is promptly filed with the SEC after such completion, the Board shall be entitled to delay giving notice until the registration of the Company's Common Stock under the Exchange Act has been terminated, but not more than one hundred (100) days after the Completion of the Offer) for the purpose of considering and taking action upon this Agreement;

          (b) prepare and file with the SEC the Proxy Statement in accordance with all applicable requirements of the Exchange Act;

          (c) subject to its fiduciary duties under applicable law, include in the Proxy Statement (as defined in Section 4.07) the recommendation of its Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger; and

          (d) use its reasonable efforts to (i) obtain and furnish the information required to be included by it in the Proxy Statement, and after consultation with Parent, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof, if filing with the SEC is required, and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time following the expiration or termination of the Offer and (ii) obtain the necessary approval of this Agreement by its stockholders. Parent agrees that, at the Special Meeting, all of the Shares then owned by Parent, Purchaser or any other entity controlled by Parent will be voted in favor of approval and adoption of this Agreement.

     SECTION 2.11  Merger Without Meeting of Stockholders.  Notwithstanding the
                   --------------------------------------
foregoing, in the event that Purchaser, or any other direct or indirect subsidiary of Parent or other entity controlled by Parent, shall acquire at least ninety percent (90%) of the outstanding shares of the capital stock of the Company, the parties hereto agree, at the request of Parent or Purchaser, to take all necessary and appropriate action to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

     SECTION 2.12  Closing.  Upon the terms and subject to the conditions
                   -------
hereof, as soon as practicable after consummation of the Offer and after the vote of the stockholders of the Company in favor of the approval of this Agreement has been obtained, the Company shall execute in the manner required by the DGCL and deliver to the Secretary of State of the State of Delaware a duly executed and verified certificate of merger (or certificate of ownership and merger) as required by the DGCL and the parties shall take such other and further actions as may be required by law to make the Merger effective. Prior to the filings referred to in this Section 2.12, a closing (the "Closing") will be held at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, Philadelphia, Pennsylvania (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

                                  ARTICLE III
                    DISSENTING SHARES; EXCHANGE OF SHARES;
                            LOST CERTIFICATES; ETC.

     SECTION 3.01  Dissenting Shares.  Notwithstanding anything in this
                   -----------------
Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who object to the Merger and comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 2.07 of this Agreement but shall instead be entitled to receive payment of the appraised value of such Shares in accordance with the relevant provisions of such Section 262, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal and payment under the DGCL. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the consideration provided in Section 2.07. The Company shall give Parent (i) prompt notice of any written demand for appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company shall not, without the prior consent of Parent, voluntarily make any payment, settle any demands or approve any withdrawals.

     SECTION 3.02  Exchange of Shares.
                   ------------------

          (a) Prior to the Effective Time, Parent shall designate a bank or trust company or similar entity reasonably acceptable to the Company which is authorized to exercise corporate trust or stock powers to act as Exchange Agent in the Merger (the "Exchange Agent"). Prior to the Effective Time, Parent will provide the Exchange Agent funds necessary to make the cash payments contemplated by Section 2.07 (the "Payment Fund"). The Exchange Agent shall cause the Payment Fund to be (i) held for the benefit of the Shares and (ii) promptly applied to making the payments provided for in Section 2.07. The Payment Fund shall not be used for any purpose that is not provided for herein. The Payment Fund may be transferred from the Escrowed Funds after the expiration of the Offer.

          (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), one or more forms of a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificate or payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause the Exchange Agent to promptly so pay, cash in an amount equal to the product of the number of Shares represented by such Certificate multiplied by the amount of the Transaction Consideration with respect to the Shares, and such Certificate shall then be canceled. No interest will be paid or accrued on the cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.02, each Certificate (other than Certificates representing

     Shares held by Parent or any subsidiary of Parent or of the Company and Dissenting Shares) shall represent for all purposes the right to receive the Transaction Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon. Any funds remaining with the Exchange Agent one year following the Effective Time shall be returned to Parent after which time former stockholders of the Company, subject to applicable law, shall look only to Parent for payment of amounts due hereunder, without interest thereon.

          (c) After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for cash as provided in Article II and this Article III.

     SECTION 3.03.  Lost Certificates.  In the event that any Certificate shall
                    -----------------
have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent (which shall not exceed amounts generally required by Parent from holders of Parent's capital stock under similar circumstances), the granting of an indemnity reasonably satisfactory to Parent against any claim that may be made against it, the Surviving Corporation or the Exchange Agent, with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Transaction Consideration with respect to such Certificate, to which such person is entitled pursuant hereto.

     SECTION 3.04.  Withholding Rights.  Each of the Surviving Corporation and
                    ------------------
Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

     SECTION 3.04.  Investment of Funds.  The Payment Fund shall be invested by
                    -------------------
the Exchange Agent in obligations of, or guaranteed by, the United States of America, in commercial paper obligations rated A-1 or P-l or better by Moody's Investor Services or Standard & Poor's Corporation, respectively, in each case with maturities not exceeding seven days or investments of comparable risk and return. All earnings thereon shall inure to the benefit of Parent or the Surviving Corporation.

     SECTION 3.05.  No Liability.  None of Parent, Purchaser, the Company or the
                    ------------
Exchange Agent shall be liable to any person in respect of any Transaction Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Transaction Consideration in respect of such Certificate would otherwise escheat to or become the property of any public official), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.


                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Disclosure Schedule delivered to Parent by the Company prior to the execution of this Agreement, the Company represents and warrants to Parent and Purchaser as follows:

     SECTION 4.01  Organization.  Each of the Company and its subsidiaries is a
                   ------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each such corporation has all requisite corporate power and corporate authority to own, operate and lease its respective properties and to carry on its businesses substantially as they are being conducted on the date of this Agreement, except for such failures to be so organized or in good standing which would not individually or in the aggregate be reasonable likely to have a Material Adverse Effect (as defined in Section
9.11 hereof). The Company and each of its subsidiaries is duly qualified and in good standing in each jurisdiction in which the nature of the property owned, leased or operated by it or the nature of the business conducted by it requires such qualification except for such failures to be so qualified or in good standing which are not reasonably likely to have a Material Adverse Effect. The Company's Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, are in the same form as previously provided to Parent and Purchaser.

     SECTION 4.02  Capitalization; Subsidiaries.  The authorized capital stock
                   ----------------------------
of the Company consists of 25,000,000 shares of Common Stock, par value $.04 per share and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of October 15, 1999, there were 1,044,631 shares of Common Stock and 3,476,900 Series A Preferred Shares issued and outstanding and 869,225 Shares were held in the Company's treasury. As of October 15, 1999, except for the obligation of the Company to issue (a) 308,018 Shares pursuant to Options currently outstanding (including the currently non-exercisable portions thereof), and (b) Shares pursuant to an Employee Stock Purchase Plan, there are not outstanding any options, warrants, calls, convertible securities, subscriptions or other rights or other agreements or commitments obligating the Company or any of its subsidiaries to issue, transfer or sell any shares of capital stock of the Company or any of its subsidiaries. No Options have exercise prices below the Transaction Consideration except as and to the extent set forth on Exhibit C to the Disclosure Schedule. All issued and outstanding Shares are validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, preemptive rights. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company or any of its subsidiaries.

     All of the outstanding shares of capital stock of the Company's subsidiaries are owned, directly or indirectly, by the Company free and clear of all liens, claims, options, charges, security interests or other legal and equitable rights and encumbrances of whatsoever nature. All issued and outstanding shares of capital stock of the Company's subsidiaries are validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, preemptive rights.

     SECTION 4.03  Authority Relative to this Agreement; Compliance with Laws
                   ----------------------------------------------------------
and Court Orders.  The Company has full corporate power and authority to execute
----------------
and deliver this Agreement and, subject to approval and adoption of this Agreement by the holders of Shares representing a majority of the votes which may be cast by holders of the Shares to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of this Agreement by the holders of Shares representing a majority of the votes which may be cast by holders of Shares). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement has been duly authorized, executed and delivered by each of Parent and Purchaser, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company and its subsidiaries are and have been in compliance with, and to the knowledge of the Company are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, including, without limitation, any Environmental Laws, except for (i) failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 4.04  Absence of Certain Changes.  Since June 30, 1999 and prior to
                   --------------------------
the Board Transition Date, neither the Company nor any of its subsidiaries has suffered any change or changes in the financial condition or business, results of operations or assets which has resulted or reasonably would be expected to result in a Material Adverse Effect. Since June 30, 1999, there has not been
(a) any declaration, setting aside or payment of any dividend or other distribution in respect of the shares of capital stock of the Company, or any redemption or other acquisition by the Company or any of its subsidiaries of any shares of capital stock of the Company except for (i) the exchange by Securicor Communications Limited, a company organized under the laws of England and Wales, of 3,476,900 shares of Common Stock (prior to adjustment for the reverse stock split referenced immediately below) for 3,476,900 shares of Series A Preferred Stock of the Company on September 30, 1999; and (ii) the one-for-four reverse stock split effected on October 15, 1999; (b) (i) any increase in the compensation paid, payable or to become payable by the Company or any of its subsidiaries (including the rate and terms thereof) to its directors, officers, employees or consultants, except increases which occur in the ordinary course of business in accordance with its customary practices or (ii) any increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or employees, except increases occurring in the ordinary course of business in accordance with its customary practices; (c) any entry into any agreement, commitment or transaction by the Company or any of its subsidiaries, which is material to the Company and its subsidiaries taken as a whole (except agreements, commitments or transactions in the ordinary course of business in accordance with its customary practices); (d) any material change by the Company or any of its subsidiaries in accounting methods, principles or practices except as required by generally accepted accounting principles; (e) except as contemplated by this Agreement, any amendment of any material term of any outstanding security of the Company or any of its subsidiaries; (f) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money (i) exceeding $4,000,000 in the aggregate or (ii) having a term longer than one year in duration; (g) any creation or other incurrence by the Company or any of its subsidiaries of any lien on any asset other than in the ordinary course of business consistent with past practices; (h) any damage, destruction or other similar casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its subsidiaries that has resulted, or could reasonably be expected to result, in an aggregate amount in excess of $1,000,000; (i) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its subsidiaries of any contract or other right, in either case, material to the Company and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement; (j) any tax election, other than those consistent with past practice, not required by law or any settlement or compromise of any tax liability in either case that is material to the Company and its subsidiaries; (k) any grant of any severance or termination pay to (or amendment to any existing arrangement with) any director or officer of the Company or any of its subsidiaries; (l) to the Company's knowledge, any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, which employees were not subject to a collective bargaining agreement at June 30, 1999, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

     SECTION 4.05  No Undisclosed Liabilities.  Neither the Company nor any of
                   --------------------------
its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which would be required to be included on a balance sheet prepared in accordance with generally accepted accounting principles, except for liabilities that are reflected on the Company's June 30, 1999 balance sheet or that would not have or could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.06  Reports.  The Company has timely filed all required forms,
                   -------
reports and documents (including all prospectuses and all registration statements) with the SEC required to be filed by it with respect to all periods commencing on or after October 1, 1997 pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933 (the "Securities Act") and the Exchange Act, and the rules and regulations promulgated thereunder (the "Company Filings"). None of such forms, reports or documents (excluding the financial statements included therein, which are dealt with in the following paragraph), at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     The consolidated balance sheets and the related consolidated statements of income, retained earnings and changes in financial position (including the related notes thereto) of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, and in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, present fairly in all material respects the consolidated financial position of the Company as of their respective dates, and the results of consolidated operations and consolidated cash flows for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except (i) as otherwise noted therein, (ii) in the case of quarterly financial statements for year-end audit adjustments and (iii) in the case of the quarterly financial statements to the extent they may not include footnotes or may be condensed or summary financial statements.

     The unaudited pro forma estimated consolidated balance sheet and related consolidated unaudited pro forma estimated statements of income, retained earnings and changes in financial position of the Company for the year ended September 30, 1999 attached as Exhibit A to the Disclosure Schedule, to the knowledge of the Company, present fairly in all material respects the consolidated position of the Company, and the results of consolidated operations and consolidated cash flows for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except to the extent that they do not include footnotes and may be condensed or summary financial statements and except that such statements do not reflect the Series A Preferred Stock or any adjustments relative to expected lease arrangements reflected in the Disclosure Schedule.

     SECTION 4.07  Offer Documents; Proxy Statements; Other Information.  None
                   ----------------------------------------------------
of the information relating to the Company and its subsidiaries supplied in writing by the Company specifically for inclusion in the Offer Documents, including any amendments or supplements thereto will at the respective times the Offer Documents or any amendments or supplements thereto are filed with the SEC, to the knowledge of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 14D-9, will comply in all material respects with the Exchange Act. If a Proxy Statement is required for the consummation of the Merger under applicable law, the Proxy Statement will comply in all material respects with the Exchange Act, if applicable, except that no representation is made by the Company with respect to information supplied in writing by Parent or Purchaser specifically for inclusion in the Proxy Statement. The letter to stockholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, to be distributed to stockholders in connection with the Merger, or any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Proxy Statement".

     SECTION 4.08  Consents and Approvals; No Violation. Neither the execution
                   ------------------------------------
and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Amended and Restated Certificate of Incorporation, as amended, or Amended and Restated By-Laws (or other similar governing documents) of the Company, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or body, except (A) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, (B) pursuant to the Exchange Act or the rules and requirements of NASD, (C) the filing of a certificate of merger (or certificate of merger and ownership) pursuant to the DGCL or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not individually or in the aggregate when taken together with all such other failures have a Material Adverse Effect; (iii) result in a default (or give rise to any right of termination, unilateral modification or amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, unilateral modification or amendment, cancellation or acceleration) as to which requisite waivers or consents have been obtained prior to the date Shares are first accepted for payment under the Offer or which in the aggregate would not have a Material Adverse Effect; or (iv) violate any order, writ, injunction, decree, judgment, ordinance, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their respective properties or businesses, except for violations (other than of orders, writs, injunctions or decrees issued against the Company or any of its subsidiaries or naming the Company or any of its subsidiaries as a party) which would not in the aggregate have a Material Adverse Effect.

     SECTION 4.09  Litigation, etc.  As of the date of this Agreement, there is
                   ----------------
no claim, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or their respective properties or businesses before any court or governmental or regulatory authority or body acting in an adjudicative capacity with respect to which there is a reasonable likelihood of an adverse determination which would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor any of their respective properties or businesses is subject to any outstanding order, writ, judgment, stipulation, award, injunction or decree of any court issued against the Company or any of its subsidiaries or naming the Company or any of its subsidiaries as a party which has a Material Adverse Effect.

     SECTION 4.10  Title to Properties; Encumbrances.  The Company and each of
                   ---------------------------------
its subsidiaries has good title to all properties, interests in properties and assets (real and personal) reflected in the consolidated balance sheet of the Company as at June 30, 1999 free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except liens for current taxes not yet due and payable and except for such mortgages, liens, pledges, charges or encumbrances which would not in the aggregate have a Material Adverse Effect.

     SECTION 4.11  Benefit Plans.
                   -------------

          (a) The Company does not have any Company Benefit Plan (as defined herein) except for the 1997 Stock Incentive Plan, the Employee Stock Purchase Plan or as set forth on the Disclosure Schedule. With respect to each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization or insurance (all of the foregoing being herein called the "Company Benefit Plans"), maintained or contributed to by the Company or any of its subsidiaries, the Company has made available, to the extent applicable, to Parent a true and correct copy of (i) the most recent annual report (Form
     5500) filed with the Internal Revenue Service, (ii) such Company Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Company Benefit Plan and (iv) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA.

          (b) With respect to the Company Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries would be subject to any liability that is reasonably likely to have a Material Adverse Effect (except liability for benefit claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law.

          (c) Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including, but not limited to, ERISA and the Code.

          (d) Except as disclosed in the Company's Filings or as provided for in this Agreement, as of the date of this Agreement, neither the Company nor any of its subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 60 days' or less notice involving the payment of more than $1,000,000 per annum, (ii) union or collective bargaining agreement, (iii) agreement with any executive officer or other key employee of the Company or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement or agreement with respect to any executive officer of the Company providing any term of employment or compensation guarantee extending for a period longer than three years and for the payment of in excess of $1,000,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (e) Except as disclosed in the Disclosure Schedule, neither the Company nor any of its subsidiaries currently contributes to or maintains any plan subject to Title IV of ERISA, other than a "multiemployer plan" as defined in Section 3 (37) of ERISA (a "Multiemployer Plan"). With respect to any Multiemployer Plan or other plan subject to Title IV of ERISA which the Company or any of its subsidiaries has contributed to or maintained during the past five years, neither the Company nor any of its subsidiaries has any contingent liability that (i) is reasonably likely to become a liability of Parent or its subsidiaries after the Effective Time and (ii) individually or in the aggregate, would have a Material Adverse Effect.

          (f) Except as set forth in the Disclosure Schedule or as otherwise contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement will not entitle any employee or independent contractor of the Company or any of its subsidiaries to severance pay or accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan.

          (g) Except as otherwise contemplated by this Agreement, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its subsidiaries relating to, or change in employee participation or coverage under, any Company Benefit Plan which would increase materially the expense of maintaining such Company Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year ended September 30, 1999.

     SECTION 4.12  Compliance With Agreements; Law.  Neither the Company nor any
                   -------------------------------
of its subsidiaries is in default or violation of (i) any term, provision or condition of (A) its Amended and Restated Certificate of Incorporation, as amended, or Amended and Restated By-Laws (or similar charter documents) or (B) any note, license, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective assets may be bound ("agreement"), or (ii) any judgment, order, writ, injunction, decree, stipulation, award, law, ordinance, rule or regulation of any governmental or regulatory authority or body (including, but not limited to, any law, ordinance, rule or regulation relating to the protection of the environment), except for possible violations in the case of clauses (i)(B) and (ii) which in the aggregate do not and, insofar as reasonably can be foreseen, in the future will not have a Material Adverse Effect. To the knowledge of the Company, no other party to any such agreement is, or, based on existing facts and circumstances, with the passage of time will be, in default or violation of any such agreement except for possible violations of such agreements which will not have a Material Adverse Effect.
All licenses, permits and other governmental authorizations held by the Company or any of its subsidiaries are valid and sufficient for all businesses conducted by the Company and its subsidiaries except where the failure to hold such licenses, permits and other governmental authorizations would not in the aggregate have a Material Adverse Effect.

     SECTION 4.13  Patents, Trademarks, Trade Names, etc.  The Company or one of
                   --------------------------------------
its subsidiaries owns, or is licensed or otherwise entitled to use, all patents, trademarks, trade names, service marks, copyrights, trade secrets, proprietary rights, applications for any of the foregoing, together with all other technology, know-how, tangible or intangible proprietary information or material and formulae in the countries to which such apply, that are in any material respect necessary to the business of the Company and its subsidiaries as currently conducted (the "Company Intellectual Property"). No claims have been asserted or, to the knowledge of the Company, threatened by any person (i) to the effect that the sale or use of any product or process as now used or offered by the Company or any subsidiary infringes on any patents, (ii) against the use by the Company or any of its subsidiaries of any trademarks, trade names, technology, know-how or processes necessary for the operation of the business of the Company and its subsidiaries as currently conducted or presently contemplated or (iii) challenging or questioning the validity or effectiveness of any of the Company Intellectual Property.

     SECTION 4.14  Taxes.
                   -----

          (a) The Company and each of its subsidiaries on or prior to the date of this Agreement has filed or has had filed on its behalf, and will file or will have filed on its behalf prior to the Effective Time, in a timely manner (within any applicable extension periods) with the appropriate governmental entity all income and other material Tax Returns (as defined herein) required to be filed prior to the Effective Time with respect to Taxes (as defined herein) of the Company and each of its subsidiaries, and such Tax Returns are true, correct and complete in all material respects.

          (b) All material Taxes with respect to the Company and its subsidiaries have been paid in full to the extent required to be so paid as of the date of this Agreement or have been provided for in accordance with generally accepted accounting principles on the Company's most recent balance sheet (as of the date of such balance sheet) which is part of the Company Filings.

          (c) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to the Company and its subsidiaries.

          (d) No deficiency, delinquency or default for any Tax has been claimed, proposed or assessed against the Company or any of its subsidiaries which has not been abated or paid in full or which is being contested in good faith by the Company, and to the Company's knowledge, neither the Company nor any subsidiary of the Company has received written notice of any such deficiency, delinquency or default nor does the Company otherwise have knowledge of any threat of any governmental entity to assert such deficiency, delinquency or default or any facts or circumstances that would form a basis of such threat.

          (e) There are no liens for Taxes upon the assets of the Company or any of its subsidiaries except statutory liens for current Taxes not yet due.

          (f) Neither the Company nor any of its subsidiaries is currently the subject of any audit with respect to any Tax Return nor has the Company or any subsidiary been notified that the Company or any subsidiary will become the subject of any such audit.

          (g) Neither the Company nor any of its subsidiaries is a party to or bound by or has any obligation under any written or unwritten tax sharing or similar agreement or arrangement.

          (h) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, government fee, charges, fees, levies or other assessments of any kind, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) ATax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

     SECTION 4.15  Antitakeover Statutes.  The Board has taken the necessary
                   ---------------------
action to render Section 203 of the Delaware General Corporation Law, and any other potentially applicable antitakeover or similar statute or regulation inapplicable to this Agreement, the Merger and the Offer and the transactions contemplated hereby.


                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND PURCHASER

     Parent and Purchaser represent and warrant to the Company as follows:

     SECTION 5.01  Organization and Good Standing.  Each of Parent and Purchaser
                   ------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation.

     SECTION 5.02  Authority Relative to this Agreement.  Each of Parent and
                   ------------------------------------
Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Parent and Purchaser, and Parent as the sole stockholder of Purchaser, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement, or commence the Offer or to consummate the transactions contemplated by this Agreement (including the Offer). This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and, assuming this Agreement has been duly authorized, executed and delivered by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, except that (i) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 5.03  Consents and Approvals; No Violation. Neither the execution
                   ------------------------------------
and delivery of this Agreement by Parent and Purchaser nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision or the respective Certificate of Incorporation or By-Laws (or other similar governing documents) of Parent or any of its subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or body, except those set forth in clauses (A) through (E) of Section 4.08 hereof;
(iii) result in a default (or give rise to any right of termination, unilateral modification or amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Parent or any of its subsidiaries is a party; or (iv) violate any order, writ, injunction, decree, judgment, ordinance, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their respective properties or businesses.

     SECTION 5.04  Offer Documents; Proxy Statement.  The Schedule 14D-1,
                   --------------------------------
including the Offer Documents and any amendments or supplements thereto, and the Offer will comply in all material respects with the Exchange Act. None of the information contained in the Offer Documents, including any amendments or supplements thereto, will at the respective times the Offer Documents or any amendments or supplements thereto, are filed with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent with respect to information supplied by the Company specifically for inclusion in the Offer Documents. None of the information supplied by Parent and its affiliates specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed, or, at the time of the Special Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 5.05 Ownership of Shares.  As of the date hereof, neither Parent
                  --------------------
nor Purchaser nor any subsidiary or affiliate of Parent has beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any Shares.

                                  ARTICLE VI
                                   COVENANTS

     SECTION 6.01  Conduct of Business of the Company.
                   ----------------------------------

          (a) Except as contemplated by this Agreement, during the period from the date of this Agreement to such time at which directors of the Company affiliated with or designated by Parent or Purchaser shall constitute a majority of the Board (such time, the "Board Transition Date"), the Company and its subsidiaries will each conduct its operations according to its ordinary and usual course of business, substantially consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, neither the Company nor any of its subsidiaries will, prior to the Board Transition Date, without the prior written consent of Parent (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) additional shares of capital stock of any class of the Company, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, other than such issuance of Shares pursuant to the exercise of Options outstanding on the date hereof, and other than the issuance of Shares in connection with the Company's employee stock purchase plan, or (B) any other securities in respect of, in lieu of or in substitution for, Shares outstanding on the date hereof, (ii) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any outstanding Shares, (iii) declare or pay any dividend or distribution on any shares of its capital stock, (iv) propose or adopt any amendments to its Amended and Restated Certificate of Incorporation, as amended, or Amended and Restated By-Laws, (v) agree in writing or otherwise to take any of the foregoing actions or any action which would prevent the conditions to Purchaser's obligation to purchase Shares under the Offer or Parent's and Purchaser's obligation to consummate the Merger from being satisfied; provided, however, that the Company shall be permitted to accelerate the vesting schedule of all outstanding Options. The Company shall, through its Board or any committee thereof, terminate the Company's Employee Stock Purchase Plan so that no Shares shall be issued thereunder subsequent to the date of this Agreement.

          (b) Except as set forth on the Disclosure Schedule or contemplated by this Agreement, from the date of this Agreement to the Board Transition Date, (i) the Company will not, and will not permit any of its subsidiaries to, merge or consolidate with any other person or acquire a material amount of stock or assets of any other person; (ii) the Company will not, and will not permit any of its subsidiaries to, sell, lease, license or otherwise dispose of any material subsidiary or material amount of assets, securities or property except (A) pursuant to existing contracts or commitments and
     (B) in the ordinary course consistent of business with past practice; (iii) the Company will (and will cause its subsidiaries to) use reasonable efforts not to, (A) take any action that (x) would make any representation and warranty of the Company hereunder that is qualified by materiality or Material Adverse Effect inaccurate in any respect at, or as of any time prior to, the Effective Time or (y) would make any representation or warranty of the Company hereunder that is not so qualified to be inaccurate in any material respect at, or as of any time prior to, the Effective Time or (B) omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect or material respect, as the case may be, at any such time; (iv) the Company will not, and will not permit any of its subsidiaries to, sell, transfer, license, sublicense or otherwise dispose of any material intellectual property rights (other than in the ordinary course of business consistent with past practice) or amend or modify any existing agreements with respect to any material intellectual property rights or third party intellectual property rights; (v) the Company will not, and will not permit any of its subsidiaries to, (A) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any other person (other than (x) for an amount not exceeding $4,000,000 in the aggregate, or make any loans, advances, or capital contributions to, or investments in, any other person, (B) enter into or amend any contract or agreement other than in the ordinary course of business consistent with past practice, (C) authorize or make any capital expenditures or purchases of fixed assets that are not currently budgeted and that in the aggregate exceeds $1,000,000, (D) terminate any material contract to which the Company is a party or amend in any material respect any such material contract or (E) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited hereunder; (vi) the Company will not, and will not permit any of its subsidiaries to, take any action, other than as required by generally accepted accounting principles, to change accounting policies or procedures or cash maintenance policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of development costs, payments of accounts payable and collection of accounts receivable); (vii) the Company will not, and will not permit any of its subsidiaries to, make any tax election not required by law and inconsistent with past practice or settle or compromise any tax liability, except to the extent the amount of any such settlement or compromise has been reserved for on the consolidated financial statements contained in the Company's filings with the SEC,
     (viii) the Company will not, and will not permit any of its subsidiaries to, pay, discharge, settle, or satisfy any lawsuits, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against on the Company's September 30, 1999 pro forma balance sheet which is attached to the Disclosure Schedule or incurred in the ordinary course of business consistent with past practice or other payments, discharges or satisfactions which in the aggregate do not exceed $1,000,000 or waive the benefits of, or agree to modify in any manner, any confidentiality or standstill agreement.

     SECTION 6.02  No Solicitation, etc.  From the date of this Agreement until
                   ---------------------
the earlier of the Board Transition Date or the termination of this Agreement, the Company will not (and it will use its best efforts to not permit any of its officers, directors, agents, affiliates, investment bankers, accountants or attorneys to) directly or indirectly (i) solicit, engage in discussions or negotiate with any person (whether such discussions or negotiations are initiated by the Company or otherwise) or take any other action intended or designed to facilitate the efforts of any person (other than Parent) relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (with any such efforts by any such person, including a firm proposal to make such an acquisition, to be referred to as an "Alternative Acquisition"), (ii) provide information with respect to the Company to any person, other than Parent, relating to a possible Alternative Acquisition by any person, other than Parent, (iii) enter into an agreement with any person, other than Parent, providing for a possible Alternative Acquisition, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any person, other than by Parent. The Company shall and shall cause its representatives to cease immediately and cause to be terminated all activities, discussions and negotiations, if any, conducted prior to the date hereof with respect to any Alternative Acquisition. Notwithstanding anything to the contrary contained in Section 6.02 or elsewhere in this Agreement, prior to the consummation of the Offer, the Company may participate in discussions or negotiations with, and furnish non-public information, and afford access to the properties, books, records, officers, employees and representatives of the Company to any person, entity or group if such person, entity or group has delivered unsolicited to the Company, prior to the consummation of the Offer, and in writing, a proposal for an Alternative Acquisition which is not subject to any financing contingency, which the Board by a majority vote in its good faith judgment (after consultation with its independent financial advisor) determines that such proposal is reasonably likely to be consummated and if consummated would be more favorable, from a financial point of view, to the Company's stockholders than the transactions contemplated by this Agreement and the Company's Board determines in good faith that it is necessary to furnish such information and negotiate in order to comply with its fiduciary obligations to its stockholders (a "Superior Proposal"). In the event the Company receives a Superior Proposal, nothing contained in this Agreement (but subject to the terms of this paragraph (b)) will prevent the Board from executing or entering into an agreement relating to such Superior Proposal and recommending such Superior Proposal to its stockholders; in such case, the Board may withdraw, modify or refrain from making its recommendation of the Offer and the Merger; provided, however that the Company (i) shall have promptly notified Parent, and in any event within 24 hours, of any proposal for an Alternative Acquisition received by, any such information requested from, or any such negotiations or discussions sought to be initiated or recommenced with, the Company or any of its subsidiaries, indicating, in connection with such notice, the name of the person making the proposal for an Alternative Acquisition or taking such action and, in reasonable detail, the significant terms of any such proposal for an Alternative Acquisition and including with such notice any documentation relating to such Alternative Acquisition, (ii) shall provide Parent at least two business days prior written notice of the Company's intention to execute or enter into an agreement relating to such Superior Proposal and (iii) may only terminate this Agreement by written notice to Parent provided no sooner than two business days after Parent's receipt of a copy of such Superior Proposal (or a detailed description of the significant terms and conditions thereof).

     SECTION 6.03  Access to Information.
                   ---------------------

          (a) Subject to any confidentiality requirements of any agreement to which the Company or any of its subsidiaries is a party, any regulatory obligations to maintain the confidentiality of information or any confidentiality privileges applicable to communications between the Company or any of its subsidiaries and its respective attorneys or accountants, between the date of this Agreement and the Effective Time, upon reasonable prior notice to the Company, the Company will give Parent and its authorized representatives reasonable access during normal business hours to the plants, offices, warehouses and other facilities and to the books and records of it and its subsidiaries, will permit Parent to make such reasonable inspections during normal business hours as it may reasonably request and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request; provided, however, that all such access and inspections shall be coordinated by Parent with a designee of the Company and shall be conducted in such manner so as not to unduly interfere with the normal business operations of the Company or any of its subsidiaries.

          (b) All information received by Parent and its representatives pursuant to this Section 6.03 will be subject to the confidentiality agreement between Parent or an affiliate thereof and the Company.

     SECTION 6.04  Best Efforts.  Subject to the terms and conditions herein
                   ------------
provided, each of the parties hereto agrees to promptly effect all necessary filings under the HSR Act, if any, and use its best efforts to secure all government clearances (including by taking all reasonable steps to avoid or set aside any preliminary or permanent injunction or other order of any federal or state court of competent jurisdiction or other governmental authority). Each of the parties hereto further agrees to use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all other things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In particular, Parent and the Company will use their respective reasonable efforts to obtain all other consents, authorizations, orders and approvals required in connection with, and waivers of any violations, breaches and defaults that may be caused by, the consummation of the Merger or the other transactions contemplated by this Agreement, other than consents, authorizations, orders, approvals and waivers the failure to obtain which would not (A) be material to the consummation of the Merger or the other transactions contemplated by this Agreement or (B) have a Material Adverse Effect. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action, including, without limitation, providing for the sale or other disposition or the holding separate (through the establishment of a trust or otherwise) of particular assets or categories of assets, or businesses, of the Company or any of its subsidiaries.

     SECTION 6.05  Public Announcements.  Parent and the Company will consult
                   --------------------
with each other before issuing any press release or otherwise making any public statements with respect to the Offer or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchanges or The Nasdaq Stock Market.

     SECTION 6.06  Indemnification; Insurance.
                   --------------------------

          (a) Notwithstanding anything to the contrary in Section 2.04, Parent and Purchaser agree that all rights to indemnification existing in favor, and all limitations on the personal liability of, each present and former director, officer, employee or agent of the Company or any of its subsidiaries or a director, officer, employee, agent or trustee of any employee benefit plan for employees of the Company or any of its subsidiaries, and each person who is or was then serving in any such capacity (or any person who is or was then serving any other corporation or entity in any such capacity at the request of the Company) (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") provided for in the Company's Amended and Restated Certificate of Incorporation, as amended, or Amended and Restated By-Laws or similar organizational documents of any Company subsidiary as in effect on the date of this Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim for indemnification for losses, damages or liabilities of any kind or nature incurred (an "Indemnifiable Claim") which is asserted or made within such period shall continue until the final disposition of such claim. Parent hereby agrees that it shall indemnify any Indemnified Party in respect of any Indemnifiable Claim to the extent that the Company does not promptly indemnify such party for an Indemnifiable Claim.

          (b) Parent and the Surviving Corporation shall cause to be put into effect by the Completion of the Offer, with a carrier satisfactory to the Board of the Company on the date of this Agreement, directors' and officers' liability insurance covering each Indemnified Party who is currently covered by the Company's directors' and officers' liability insurance with respect to claims arising from facts or events which occurred at or prior to the Effective Time, which insurance shall remain in effect for a period of at least six (6) years after the Effective Time and which shall be no less favorable than such insurance maintained in effect by the Company on the date hereof in terms of coverage and amounts; provided that, in no event shall the Surviving Company be required to make annual premium payments for such insurance in excess of $150,000.

          (c) This Section 6.06 shall survive the closing of the transactions contemplated hereby, is intended to benefit the Company, the Surviving Corporation and each of the Indemnified Parties (each of whom shall be entitled to enforce this Section 6.06 against Parent or the Surviving Corporation, as the case may be) and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

          (d) In the event the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.06.

     SECTION 6.07  Employment Contracts, Benefits, etc.
                   ------------------------------------

          (a) Parent agrees that following the Board Transition Date it will cause the Company or the Surviving Corporation, as the case may be, to comply with the applicable terms and provisions of the employment, retirement, termination, severance and similar agreements and arrangements with officers or other employees of the Company and its subsidiaries which are in effect on the Board Transition Date. The Company will not enter into any such agreement after the date hereof without Parent's prior written consent, except that the Company may, without Parent's prior written consent, amend any employment contract as provided in the Disclosure Schedule.

          (b) Parent agrees that following the Effective Time, it will, or will cause the Surviving Corporation and its subsidiaries to, continue to maintain the employee benefit plans for employees and former employees of the Company and its subsidiaries which are in effect on the Board Transition Date, or other plans that, in the aggregate, provide benefits that are no less favorable to such employees than the benefits currently in effect with respect to such employees for a period of six months.

     SECTION 6.08  Substitution of Letter of Credit.  Parent agrees that prior
                   --------------------------------
to the Completion of the Offer it shall either (a) provide a letter of credit securing the Company's obligations under its bank credit facility with Silicon Valley Bank (the "Credit Facility") on substantially similar terms as the letter of credit provided by Securicor Communications Limited or an affiliate thereof to Silicon Valley Bank, which letter of credit shall remain in effect until the earlier of (i) the Closing of the Merger or (ii) December 31, 2000, or (b) provide substitute financing in amounts and on terms at least as favorable to the Company as the Credit Facility.

     SECTION 6.09  Purchase of Shares.  Prior to the Completion of the Offer or
                   ------------------
the termination of this Agreement, except pursuant to the Offer, neither Parent nor Purchaser nor any subsidiary or affiliate of Parent shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any Shares without the prior written consent of the Company.

     SECTION 6.10  Further Assurances.  At and after the Effective Time, the
                   ------------------
officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Purchaser, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 6.11  Notification of Certain Matters.
                   -------------------------------

          (a) The Company shall give prompt notice to Parent, and Parent and

     Purchaser shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice or other communication from any third party alleging that the consent of such third party is required in connection with the transactions contemplated by this Agreement, or (iv) any Material Adverse Effect or material adverse effect on the financial condition, assets, liabilities, business or results of operations of Parent and its subsidiaries taken as a whole.

          (b) The Company shall confer on a regular and frequent basis with Parent with respect to the Company's and its subsidiaries' business and operations and other matters relevant to the Merger, and Parent and the Company shall promptly advise the other, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any governmental entity (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, would have, a Material Adverse Effect or a material adverse effect on the financial condition, assets, liabilities, business or results of operations of Parent and its subsidiaries taken as a whole.

                                  ARTICLE VII
                   CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 7.01  Conditions to Each Party's Obligation to Effect the Merger.
                   ----------------------------------------------------------
The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time of the following conditions:

          (a) This Agreement shall have been adopted by the affirmative vote of the stockholders of the Company at the Special Meeting by the requisite vote in accordance with applicable law, if such vote is required by applicable law;

          (b) All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired;

          (c) No statute, rule or regulation shall have been enacted or promulgated by any governmental authority which prohibits the consummation of the Merger;

          (d) There shall be no order or injunction of a United States Federal or state court of competent jurisdiction (each party agreeing to use its reasonable efforts to have any such order reversed or injunction lifted) in effect precluding consummation of the Merger; and

          (e) Purchaser shall have purchased the Shares pursuant to the Offer; provided, however, that this condition shall be deemed satisfied with respect to Parent and Purchaser if Purchaser's failure to purchase Shares pursuant to the Offer results from a breach of the Parent's or Purchaser's obligations hereunder.

                                 ARTICLE VIII
                        TERMINATION; AMENDMENTS; WAIVER

     SECTION 8.01  Termination.  This Agreement may be terminated and the Merger
                   -----------
contemplated hereby may be abandoned at any time notwithstanding approval thereof by the stockholders of the Company, but prior to the Effective Time:

          (a) by mutual consent of Parent and the Company;

          (b) by Parent or Purchaser if an occurrence or circumstance (except where Parent's or Purchaser's failure to fulfill any of their respective obligations under this Agreement is the cause of or resulted in such occurrence or circumstance or except where there has been a material breach of any representation or warranty on the part of Parent or Purchaser which has not been cured) has rendered the conditions set forth in Annex A hereto incapable of being satisfied, and (i) Purchaser shall have failed to commence the Offer within the time required by Regulation 14D under the Exchange Act, (ii) the Offer shall have been terminated or shall have expired without Purchaser having purchased any Shares pursuant to the Offer or (iii) Purchaser shall have failed to pay for Shares pursuant to the Offer prior to the Final Date;

          (c) by either Parent or the Company if any court of competent jurisdiction or other governmental body within the United States shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that a termination of this Agreement by the Company pursuant to this Section 8.01(c) after the Board Transition Date shall require the affirmative vote of a majority of the Board and a majority of the Independent Directors;

          (d) by Parent or Purchaser prior to the purchase of Shares pursuant to the Offer, if (i) Purchaser shall discover that any representation or warranty made by the Company in this Agreement is untrue at the time such representation or warranty was made or (except for those representations and warranties made as of a particular date which need only be true and correct as of such date) shall not be true and correct as of the date of consummation of the Offer, except where the failure to be so true and correct would not have a Material Adverse Effect, provided that if any such failure to be so true and correct is capable of being cured prior to the Final Date, then Parent and Purchaser may not terminate this Agreement under this paragraph (d) until the Final Date, (ii) there shall have been a breach of any covenant or agreement on the part of the Company under this Agreement resulting in a Material Adverse Effect which shall not be capable of being cured prior to the Final Date, (iii) the Board (x) fails to recommend
                                                     -
     approval and adoption of this Agreement and the Merger by the stockholders of the Company or withdraws or amends or modifies in a manner adverse to Parent and Purchaser its recommendation or approval in respect of this Agreement, the Offer or the Merger, (y) makes any recommendation with
                                          -
     respect to an Alternative Acquisition other than a recommendation to reject such Alternative Acquisition or (z) publicly announces its intention to enter into an Alternative Acquisition or (iv) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer at least a majority of the then outstanding Shares, and on or prior to such date a person shall have made a written proposal to the Company and not withdrawn such proposal for an Alternative Acquisition;

          (e) by the Company, if (i) the Company shall discover that any representation or warranty made by Parent or Purchaser in this Agreement is untrue at the time such representation or warranty was made or (except for those representations and warranties made as of a particular date which need only be true and correct as of such date) shall not be true and correct as of the date of consummation of the Offer, except where the failure to be so true and correct would not materially adversely affect (or materially delay) the consummation of the Offer or the Merger, provided that if any such failure to be so true and correct is capable of being cured prior to the Final Date, then the Company may not terminate this Agreement under this paragraph (e) until the Final Date and unless at such time the matter has not been cured or (ii) there shall have been a material breach of any covenant or agreement in this Agreement on the part of Parent or Purchaser which materially adversely affects (or materially delays) the consummation of the Offer or the Merger which shall not be capable of being cured prior to the Final Date, or (iii) prior to the acceptance of any Shares pursuant to the Offer and the Company is in compliance with Section 6.02, such termination is necessary to allow the Company to enter into a binding written agreement with respect to a proposal for an Alternative Acquisition; provided, however, that a termination of this Agreement by the Company pursuant to Section 8.01(e)(i) or (ii) after the Board Transition Date shall require the affirmative vote of a majority of the Board and a majority of the Independent Directors; or

          (f) by the Company if there shall not have been a material breach of any representation, warranty, covenant or agreement on the part of the Company which has not been cured and (i) Purchaser shall have failed to commence the Offer within the time required by Regulation 14D under the Exchange Act, (ii) the Offer shall have been terminated or shall have expired without the Purchaser having purchased any Shares pursuant to the Offer or (iii) Purchaser shall have failed to pay for Shares pursuant to the Offer prior to the Final Date.

     SECTION 8.02  Effect of Termination.
                   ---------------------

          (a) In the event of the termination and abandonment of this Agreement pursuant to Section 8.01 hereof, this Agreement shall forthwith become void, without liability on the part of any party hereto except as provided in this Section 8.02 and Sections 6.03(b) and 9.09 and the last sentence of
     Section 1.02, and except that nothing herein shall relieve any party from liability for any breach of this Agreement. Notwithstanding the foregoing, neither Parent or Purchaser, on the one hand, nor the Company, on the other hand, shall have any rights with respect to the recovery of expenses, except as provided for in Sections 8.02(b)(i) and 8.02(b)(ii), respectively.

          (b)(i) If Parent or Purchaser shall have terminated this Agreement pursuant to Section 8.01(d)(i) or 8.01(d)(ii), then the Company shall promptly reimburse Parent for all out-of-pocket expenses of Parent and its subsidiaries, up to an amount of $100,000 (which $100,000 limit shall not apply in the event of a breach by the Company of this Agreement), incurred in connection with the transactions contemplated hereby.

          (ii) If the Company shall have terminated this Agreement pursuant to
     Section 8.01(e)(i), 8.01(e)(ii) or 8.01(f)(i), then Parent shall promptly reimburse the Company for all out-of-pocket expenses of Company and its subsidiaries, up to an amount of $100,000, incurred in connection with the transactions contemplated hereby. Nothing herein shall limit the Company's right under Section 8.02(a) to pursue remedies for breach of this Agreement.

          (iii) If Parent or Purchaser shall have terminated this Agreement pursuant to Section 8.01(d)(iii) or the Company shall have terminated this Agreement pursuant to Section 8.01(e)(iii), then in any such case the Company shall promptly, but in no event later than two business days after the date of such termination, pay Parent a termination fee of $400,000 and shall have no obligation to pay any amounts under Section 8.02(b)(i).

          (iv) Notwithstanding any other provision hereof, no fee or expense reimbursement shall be paid pursuant to this Section 8.02(b) to any party who shall be in material breach of its obligations hereunder. For purposes of this clause (iv), Parent and Purchaser shall be deemed a single party.

     SECTION 8.03  Amendment.  This Agreement may be amended by action taken by
                   ---------
or on behalf of the Boards of Directors of the Company (excluding any representative of Parent or any subsidiary of Parent), Parent and Purchaser at any time before or after adoption of this Agreement by the stockholders of the Company but, after any such approval, no amendment shall be made which decreases the Transaction Consideration or otherwise adversely affects such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     SECTION 8.04  Extension; Waiver.  Subject to Section 1.01 hereof, at any
                   -----------------
time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of

Directors of the Company (excluding any representative of Parent or any subsidiary of Parent), Parent and Purchaser, may (i) extend the time for the performance of any of the obligations or other acts of any other applicable party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements of any other applicable party or with any conditions to its own obligations. Any agreement on the part of any other applicable party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX
                                 MISCELLANEOUS

     SECTION 9.01  Survival of Representations and Warranties. The
                   ------------------------------------------
representations and warranties made in this Agreement shall not survive beyond the Board Transition Date. This Section 9.01 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time.

     SECTION 9.02  Brokerage Fees and Commissions.  Except for BHC, the Company
                   ------------------------------
hereby represents and warrants to Parent with respect to the Company, and Parent hereby represents and warrants to the Company with respect to Parent and Purchaser, that no person is entitled to receive from the Company or Parent, respectively, or any of their respective subsidiaries or affiliates, any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby.

     SECTION 9.03  Entire Agreement; Assignment.  This Agreement (a) constitutes
                   ----------------------------
the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral (other than the agreement referred to in Section 6.03(b) hereof), among the parties or any of them with respect to the subject matter hereof, (b) shall be binding upon the parties hereto and their successors and permitted assigns and
(c) shall not be assigned by operation of law or otherwise, provided that Parent or Purchaser may assign its respective rights and obligations to any wholly owned, direct or indirect, subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder. It is understood and agreed that either Parent, Purchaser or any other direct wholly owned subsidiary of Parent may commence the Offer or purchase Shares thereunder (in which event, references herein to (and similar to) Purchaser purchasing Shares shall be deemed appropriately modified).

     SECTION 9.04  Validity.  The invalidity or unenforceability of any
                   --------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     SECTION 9.05  Notices.  All notices, requests, claims, demands and other
                   -------
communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by next-day courier, or by facsimile transmission with confirmation of receipt to the respective parties as follows:

          If to Parent or Purchaser:

          EDB Business Partner ASA
          Ruselokkveien 6,
          N-0251 Oslo, Norway
          Attention: Asbjorn Eide
          Facsimile No.: 011 47 22 94 40 44

          with a copy to:

          Atlas Pearlman Trop & Borkson, P.A.
          New River Center, Suite 1900
          200 East Las Olas Boulevard
          Fort Lauderdale, Florida 33301
          Attention: Joel D. Mayersohn, Esq.
          Facsimile No.:  (954) 766-7800

          If to the Company:

          Telesciences, Inc.
          4000 Midlantic Drive
          Mt. Laurel, NJ 08054
          Attention: Andrew P. Maunder
          Facsimile No.: (856) 866-2439

          with a copy to:

          Wolf, Block, Schorr and Solis-Cohen LLP
          1650 Arch Street, 22nd Floor
          Philadelphia, Pennsylvania 19103
          Attention: Jason M. Shargel, Esq.
          Facsimile No.:  (215) 977-2740

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or sent by facsimile transmission, or one day after delivery to a courier for next-day delivery. Nothing in this Section 9.05 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

     SECTION 9.06  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 9.07  Descriptive Headings.  The descriptive headings herein are
                   --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning of interpretation of this Agreement.

     SECTION 9.08  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 9.09  Expenses. Subject to Section 8.02(b), all costs and expenses
                   --------
incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     SECTION 9.10  Third Party Beneficiaries.  Except for Sections 2.08, 6.06
                   -------------------------
and 6.07 which are intended to confer third party beneficiary rights on the persons referred to therein, this Agreement is not intended to, and does not, create any rights or benefits of any person other than the parties hereto.

     SECTION 9.11  Certain Definitions.
                   -------------------

          (a) "Related Entities" shall mean any company, partnership, trust or limited liability company of which the Company, directly or indirectly, owns 25% or more of the equity or can elect a majority of the directors or partners or the Company is otherwise deemed to control.

          (b) "subsidiary" shall mean, when used with reference to an entity, any corporation or other entity, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity.

          (c) "Material Adverse Effect" shall mean any adverse change in the financial condition, assets, liabilities, business or results of operations of the Company and its subsidiaries which is material to the Company and its subsidiaries taken as a whole, excluding any changes relating to (i) public or industry knowledge relating to the transactions contemplated by this Agreement (including, without limitation, actions or inactions of employees, customers or vendors) or (ii) past, existing or prospective general economic or regulatory conditions affecting at any time the Company or any of its subsidiaries or the industry or industries in which any of them operate. Notwithstanding the foregoing, the Company may, at its option, include in the Disclosure Schedules items which would not have a Material Adverse Effect within the meaning of the previous sentence, and such inclusion shall not be deemed to be an acknowledgment by the Company that such items would have a Material Adverse Effect or further define the meaning of such term for purposes of this Agreement.

          (d) "person" shall include individuals, corporations, partnerships, trusts, other entities and groups.

          (e) "knowledge of the Company" shall be deemed to include only the actual knowledge of the directors and executive officers of the Company.

          (f) "Environmental Laws" shall mean any and all foreign, federal, state and local laws (including, without limitation, common law), statutes, ordinances, rules, regulations, permits, licenses or other governmental requirements relating to health, pollution, the environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata), the release or threatened release, discharge, emission, of any Hazardous Materials or materials containing Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of Hazardous Materials or the pollution of the environment.

          (g) "Hazardous Materials" shall mean asbestos, petroleum products and all other materials on the date hereof defined as "hazardous substances", "hazardous wastes", "toxic substances", "solid wasters" or otherwise on or prior to the date hereof listed or regulated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S. C. (S) 9601 et seq. and any amendments thereto; the Hazardous Materials Transportation Act, 49 U.S.C. (S)(s) 1801 et. seq.; the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act; the Federal Insecticide, Fungicide, and Rodenticide Act, the Clean Air Act; or any other similar foreign, federal, state or local statute, regulation or ordinance or any other law of common law theory of any foreign, state or federal court, laws now in effect, relating to, or imposing liability or standards of conduct concerning any hazardous or toxic waste, substance or material.

     SECTION 9.12  Consent to Jurisdiction.  Each of Parent, Purchaser and the
                   -----------------------
Company irrevocably submits to the exclusive jurisdiction of any Delaware State court, or any Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Parent and Purchaser irrevocably designate, appoint and empower the registered agent of Purchaser in the State of Delaware as set forth on Purchaser's Certificate of Incorporation and the Company hereby irrevocably designates, appoints and empowers Wolf, Block, Schorr and Solis-Cohen LLP, in each case as its true and lawful agent and attorney-in-fact in its name, place and stead to receive and accept on its behalf service of process in any action, suit or proceeding in Delaware with respect to any matters as to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

     SECTION 9.13  Construction; Interpretation.  The parties hereby agree that
                   ----------------------------
any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed under seal on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                              EDB BUSINESS PARTNER ASA
[SEAL]

                              By: /s/ Eivind Kinck
                                 ---------------------------------
                                 Name:  Eivind Kinck
                                 Title: Executive Vice President

ATTEST:

/s/ Asbjorn Eide
--------------------------
Name:  Asbjorn Eide
Title:

                              EDB 4TEL ACQUISITION CORP.

[SEAL]
                              By: /s/ Asbjorn Eide
                                 ---------------------------------
                                 Name:  Asbjorn Eide
                                 Title: President

ATTEST:

/s/ Eivind Kinck
--------------------------
Name:  Eivind Kinck
Title:


                              TELESCIENCES, INC.

[SEAL]
                              By: /s/ Andrew P. Maunder
                                 ---------------------------------
                                 Name:  Andrew P. Maunder
                                 Title: Chief Executive Officer and President

ATTEST:

/s/ Frances Penford
--------------------------
Name:  Frances Penford
Title: Vice President of Finance
       and Secretary
                                     -35-

                                    ANNEX A
                                    -------

                                      to

                        Agreement and Plan of Merger/*/
                        -------------------------------

     Conditions of the Offer.  Notwithstanding any other provisions of the
     -----------------------
Offer, and in addition to (and not in limitation of) Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the terms of the Merger Agreement), Purchaser shall not be required to accept for payment (whether or not the Shares have theretofore been accepted for payment), or pay for, and may delay the acceptance for payment of, or the payment for, any tendered Shares, and may terminate the Offer and not accept for payment any Shares if (i) there are not validly tendered and not withdrawn prior to the expiration date of the Offer a number of Shares which when added to the Shares then beneficially owned by Parent represent at least a majority of the total number of then outstanding Shares (the "Minimum Condition"), (ii) all regulatory approvals required to consummate the Offer and the Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; or (iii) on or after date of this Agreement, and prior to the payment of Shares any of the following conditions exist:

          (a) there shall be pending any action, investigation, proceeding, claim or counterclaim by any governmental authority or agency which seeks to (i) prohibit the making or consummation of the Offer or the Merger or
     (ii) restrain or prohibit the performance of the Merger Agreement; (iii) seeks to impose limitations on the ability of Purchaser or to render Purchaser unable to accept payment, pay for or purchase some or all of the Shares pursuant to the Offer or Merger; (iv) seeking to restrain or prohibit Parent's ownership or operation of all or any portion of the business and assets of the Company and its subsidiaries, or to compel Parent or its affiliates to dispose of or hold all or any portion of the business or assets of the Company and its subsidiaries; (iv) seeking to impose limitations on the ability of Parent and its affiliates to exercise full voting rights or ownership of the Shares or (v) that otherwise is reasonably likely to have a Material Adverse Effect; or

          (b) there is in effect any order, decree or injunction (whether preliminary, final or appealable, other than a temporary restraining order) issued by a court or governmental authority of competent jurisdiction which prohibits consummation of the Offer or the Merger or requires Parent or Purchaser to hold separate any material portion of the stock or assets of the Company or its subsidiaries; or

______________________
/*/ Capitalized terms not defined herein shall have the meanings given them in the Agreement and Plan of Merger (the "Merger Agreement").

          (c) there shall have been any statute, rule, regulation, injunction, order or decree proposed, enacted or promulgated or any similar action taken or deemed applicable to the Offer or the Merger which prohibits consummation of the Offer or the Merger; or

          (d) there shall be in effect a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory); or

          (e) Purchaser shall discover that any representation or warranty made by the Company in the Merger Agreement is untrue at the time such representation or warranty was made or shall not be true and correct as of the date of consummation of the Offer (except for those representations and warranties made as of a particular date which need only be true and correct as of such date), except where the failure to be so true and correct would not have a Material Adverse Effect; or

          (f) there shall have been a breach in any material respect by the Company of any of its covenants or agreements contained in the Merger Agreement, except for any such breaches that would not have a Material Adverse Effect; or

          (g) the Merger Agreement shall have been terminated in accordance with its terms;

          (h) any person shall have entered into a definitive agreement or an agreement in principal with the Company regarding an Alternative Acquisition; or

          (i) the Company's Board of Directors will have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, the Merger Agreement or the Merger, will have recommended to the Company's stockholders another offer or will have adopted any resolution to effect any of the foregoing which, in the sole judgment of Purchaser in any such case, and regardless of the circumstances (including any action or omission by Purchaser) giving rise to any such condition, makes it inadvisable to proceed with such acceptance or payment.

     The foregoing conditions are for the sole benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to such condition or may be waived by Purchaser in whole or in part at any time and from time to time in its sole discretion, subject in each case to the terms of the Merger Agreement. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time.

                                                                         Annex B
                                                                         -------

                               ESCROW AGREEMENT

          THIS ESCROW AGREEMENT is entered into this 19th day of October, 1999, by and among, Telesciences, Inc., a Delaware corporation (the "Company"), EDB Business Partner ASA, a Norwegian public limited company ("Parent"), EDB 4Tel Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser") and First Union National Bank (the "Escrow Agent").

                                  BACKGROUND

     A. Pursuant to an Agreement and Plan of Merger dated October 19, 1999 ("Agreement and Plan of Merger"), Parent has agreed to cause Purchaser to make a cash tender offer (the "Offer") for all of the issued and outstanding shares of Common Stock of the Company (the "Shares") and thereafter to cause Purchaser to merge with and into the Company.

     B. Pursuant to the Agreement and Plan of Merger, Purchaser has agreed to deposit in escrow a sufficient amount of funds (the "Deposit") necessary to (i) make the cash payments contemplated by Section 1.01(a) of the Agreement and Plan of Merger to purchase all of the Shares tendered in the Offer (the "Tender Payment"), (ii) make the cash payments contemplated by Section 2.08 of the Agreement and Plan of Merger with respect to the settlement of the options to purchase Shares granted by the Company, and (iii) redeem the outstanding shares of Series A Preferred Stock of the Company for cash in accordance with the terms of the Certificate of Designation of Preferences and Rights of the Series A Preferred Stock (the "Preferred Stock Redemption").

     C. Company, Parent, Purchaser and Escrow Agent wish to provide for the appointment of an escrow agent to hold the Deposit, and to set forth the terms and conditions under which the Deposit shall be disbursed.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1.   DEFINITIONS.
          -----------

          Capitalized terms not otherwise defined herein which are defined in the Agreement and Plan of Merger shall have the meanings given in the Agreement and Plan of Merger, a complete and correct copy of which has been delivered to the Escrow Agent by the Company, Parent and Purchaser.

     2.   CREATION OF ESCROW.
          ------------------

     2.1  Escrow.  Company, Parent and Purchaser hereby designate and appoint
          ------
First Union National Bank as Escrow Agent to serve in accordance with the terms and conditions of this Escrow Agreement, and First Union National Bank agrees to act as such Escrow Agent upon the terms and conditions of this Escrow Agreement.

     2.2  Escrowed Funds.  Purchaser agrees to deliver to Escrow Agent, in
          --------------
accordance with Section 1.01(b) of the Agreement and Plan of Merger, the Deposit in the amount of Thirteen Million Six Hundred and Fifty-Five Thousand Four Hundred and Forty-Five Dollars ($13,655,445). Such funds plus all interest earned thereon, less the fees and expenses of Escrow Agent chargeable thereto under Section 4.2 hereof, are hereinafter collectively called the "Escrowed
                                                                   --------
Funds."  Until released as set forth herein, Escrow Agent shall hold the
-----
Escrowed Funds in escrow hereunder.

     2.3  Investment of Escrowed Funds.  Pending release from escrow, the Escrow
          ----------------------------
Funds shall be invested and reinvested by Escrow Agent in any money market fund substantially all of which is invested in the following investment categories, including any money market fund managed by Escrow Agent and any of its affiliates: direct obligations of the United States of America or obligations the principal interest of and the interest on which are unconditionally guaranteed by the United States of America; certificates of deposit issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which certificates of deposit are insured by the Federal Deposit Insurance Corporation or similar governmental agency; or repurchase agreements with any bank, trust company, or national banking association (including Escrow Agent and its affiliates); or in such other investments as are approved by Company and Purchaser.

     2.4  Statement of Accounts.  From time to time upon the written request of
          ---------------------
Company, Parent or Purchaser, and upon termination of this Escrow Agreement, Escrow Agent shall furnish to Company, Parent and Purchaser a statement of account of the Escrowed Funds.

     3.   RELEASE OF ESCROWED FUNDS.
          -------------------------

     3.1  Release of Escrowed Funds in Accordance with Joint Instructions.  From
          ---------------------------------------------------------------
time to time, Asbjorn Eide or such other person as shall be designated by Asbjorn Eide, on behalf of Purchaser ("Purchaser's Representative"), and Andrew Maunder or such other person as shall be designated by Andrew Maunder, on behalf of Company ("Company's Representative"), may jointly deliver signed written instructions to Escrow Agent specifying that all or a designated portion of the Escrowed Funds shall be released from escrow in the manner and to the persons specified in such instructions. No portion of the Escrowed Funds shall be paid to any person except as directed by such joint written instructions or by a court of competent jurisdiction. If Shares are accepted for payment in the Offer in accordance with the terms thereof, the Purchaser and Company shall give joint written instructions to the Escrow Agent to pay over (i) to the paying agent identified on the letter of transmittal sent to Company's stockholders in connection with the Offer, promptly after Shares are accepted for payment in the Offer, the amount of the

Tender Payment (ii) to Company, promptly after Shares are accepted for payment in the Offer, the amount necessary to effectuate the Preferred Stock Redemption and (iii) to the Exchange Agent, no later than one business day prior to the Effective Time, the balance of the Escrowed Funds to be held in the Payment Fund. If the Agreement and Plan of Merger is terminated in accordance with its terms without any Shares having been accepted for purchase in the Offer, and neither the Purchaser nor Parent is in breach of the Agreement and Plan of Merger, promptly thereafter, the Purchaser and Company shall give joint written instructions to the Escrow Agent to pay over the Escrowed Funds to Parent.

     3.2  Release of Escrowed Funds - Termination.  This Escrow Agreement shall
          ---------------------------------------
terminate upon release of all of the Escrowed Funds pursuant to Section 3.1 above. Upon the release of all of the Escrowed Funds, Escrow Agent shall be released and forever discharged of any liabilities and duties hereunder.

     3.3  Liquidation of Investment; Payment.  Escrow Agent shall, as necessary,
          ----------------------------------
liquidate investments and release amounts from the Escrowed Funds as expressly provided in this Escrow Agreement. Payments by Escrow Agent shall be made by delivery of bank check, or, at the option of the recipient, by wire transfer of immediately available funds to a bank account designated by the recipient.

     3.4  Taxes.  Purchaser is entitled to the interest earned on the Escrowed
          -----
Funds and for federal, state and local tax purposes shall include the income or interest earned or payable on the Escrowed Funds in its gross income. The employer identification number of Purchaser is ______________.

     4.   ESCROW AGENT.
          ------------

     4.1  Limitation of Liability.  Escrow Agent will not be bound by the
          -----------------------
Agreement and Plan of Merger or by any other agreement between the parties hereto, to which Escrow Agent is not a party, whether or not it has knowledge thereof, and will be required only to retain, invest, collect and disburse income from and deliver the Escrowed Funds, as herein provided. Escrow Agent will not in any way be required to determine whether or not the terms and conditions of the Agreement and Plan of Merger have been complied with by the parties. Escrow Agent's duties are only such as are specifically provided herein and are administrative, not discretionary. Escrow Agent shall incur no liability whatsoever to Company, Parent or Purchaser except for gross negligence or wilful misconduct. Escrow Agent shall have no responsibility hereunder other than to follow faithfully the instructions herein contained or such further supplemental instructions as Company and Purchaser may collectively provide. Escrow Agent shall not be subject to liability with respect to losses suffered from investment of funds in the Escrowed Funds, except for the safekeeping of the securities in which said funds are invested and collection of interest thereon. Escrow Agent may consult with counsel and shall be fully protected in any action taken in good faith in accordance with such advice. Escrow Agent shall be fully protected in acting in accordance with any written instructions given to it hereunder and reasonably believed by it to have been executed by the proper parties. Escrow Agent shall not be liable for interest on the Escrowed Funds except as provided herein.

     4.2  Fees and Expenses.  The Escrow Agent shall charge a fee for its
          -----------------
services hereunder as set forth in Schedule I hereto, Parent and Purchaser
                                   ----------
jointly and severally agree to pay all reasonable expenses of Escrow Agent, including its attorney's fees and expenses, which it may incur in connection with the performance of its duties under this Escrow Agreement or under the indemnity provided in Section 4.7. To the extent not otherwise so paid, such fees and expenses will be chargeable to the Escrowed Funds in existence when the fees are earned or the expense incurred. Escrow Agent shall notify Company and Purchaser of the amount to be chargeable pursuant to the preceding sentence, but shall not be required to collect such amount from Parent or Purchaser; provided that the failure of Escrow Agent to collect such amount shall not relieve Parent or Purchaser of their obligations to pay such amounts, which obligations may be enforced by Company.

     4.3  Successor Escrow Agent.  Escrow Agent may resign at any time by giving
          ----------------------
written notice thereof to Company and Purchaser and may be removed at any time by Company and Purchaser giving joint written notice thereof to Escrow Agent; provided, however, that any such resignation or removal shall not become
--------  -------
effective until a successor escrow agent shall have been appointed as provided herein and shall have accepted such appointment in writing upon the resignation or removal of Escrow Agent. A successor Escrow Agent will be appointed by joint agreement of Company and Purchaser; provided, however, that in the event no
                                    --------  -------
successor Escrow Agent is appointed by mutual agreement of Company and Purchaser within ten days after such resignation or removal, Company shall promptly appoint the successor Escrow Agent, which successor shall be a bank or trust company organized under the laws of the United States having reported capital and surplus of not less than $100,000,000. Any such successor escrow agent shall deliver to Escrow Agent, Company and Purchaser a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all of the rights, powers and duties of Escrow Agent hereunder and shall be entitled to receive and hold all of the then remaining amounts held in escrow hereunder. Pending the appointment of the successor Escrow Agent, Escrow Agent shall only be responsible for continuing to hold and invest the Escrowed Funds pursuant to the terms of this Escrow Agreement. If an instrument of acceptance by a successor escrow agent shall not have been delivered to Escrow Agent within 30 days after the giving of such notice of resignation, the resigning Escrow Agent or Company or Purchaser, may at the expense of Company and Purchaser, petition any court of competent jurisdiction for the appointment of a successor escrow agent.

     4.4  Disputes.  It is understood and agreed that, should any dispute arise
          --------
with respect to the payment and/or ownership or right of possession of the Escrowed Funds, Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Escrowed Funds until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States of America and time for appeal has expired and no appeal has been perfected as so certified by the parties. Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

     4.5  Escrow Agent Not Required to Institute Action.  Escrow Agent shall not
          ---------------------------------------------
be required to institute or defend, except in the case of Escrow Agent's wilful misconduct or gross negligence, any action or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder. In the event Escrow Agent shall institute or defend any such action or legal process, it shall do so only upon receiving full indemnity in an amount and of such character as it shall require, against any and all claims, liabilities, judgments, attorneys' fees and other expenses of every kind in relation thereto, except in the case of its own wilful misconduct or gross negligence.

     4.6  Interpleader.  If any two parties, whether or not they are parties to
          ------------
this Escrow Agreement, shall be in disagreement about the interpretation of this Escrow Agreement, or about the rights and obligations, or the propriety, of any action contemplated by Escrow Agent hereunder, or if any other dispute shall arise hereunder, or if Escrow Agent otherwise has any doubts as to the proper disposition of funds or any execution of any of its duties hereunder, Escrow Agent may, at its sole discretion, file an action in interpleader to resolve such disagreement in any Delaware State court, or any Federal Court of the United States of America, sitting in Delaware. Escrow Agent shall be indemnified for all costs, including reasonable attorneys' fees and expenses, and shall be fully protected in suspending all or part of its activities under this Escrow Agreement until a final judgment in the interpleader action is received.

     4.7  Indemnification.  Company, Parent and Purchaser, jointly and
          ---------------
severally, shall hold Escrow Agent harmless and indemnify Escrow Agent against any loss, liability, expenses (including attorney's fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Escrow Agreement, except for gross negligence or wilful misconduct of Escrow Agent; provided, however, that Company
                                                 --------  -------
shall have no liability for any payments which are due to Escrow Agent pursuant to Section 4.2 hereof. The foregoing indemnities in this paragraph shall survive the resignation or removal of Escrow Agent or the termination of this Escrow Agreement.

     5.   NOTICES.
          -------

          All notices, requests, demands, claims and other communications hereunder shall (i) be in writing; (ii) be delivered personally or by confirmed courier delivery; (iii) be deemed to have been duly given on the date received; and (iv) be addressed to the intended recipient as set forth below:

               If to the Escrow Agent:

               First Union National Bank
               21 South Street - 3rd Floor
               Morristown, New Jersey 07960
               Attention: Rick Barnes
               Facsimile No.: (973) 682-4531

               If to the Parent or Purchaser:

               EDB Business Partner ASA
               Ruselokkveien 6,
               N-0251 Oslo, Norway
               Attention: Asbjorn Eide
               Facsimile No.: 011 47 22 94 40 44

               with a copy to:

               Atlas Pearlman Trop & Borkson, P.A.
               New River Center, Suite 1900
               200 East Las Olas Boulevard
               Fort Lauderdale, Florida 33301
               Attention: Joel D. Mayersohn, Esquire
               Facsimile No.: (954) 766-7800


               If to Company:

               Telesciences, Inc.
               4000 Midlantic Drive
               Mt. Laurel, NJ 08054
               Attention: Andrew P. Maunder
               Facsimile No.: (856) 778-0836

               with a copy to:

               Wolf, Block, Schorr and Solis-Cohen LLP
               1650 Arch Street, 22nd Floor
               Philadelphia, Pennsylvania 19103
               Attention: Jason M. Shargel, Esq.
               Facsimile No.: (215) 977-2740


Any party may change the address to which notices, requests, demands, claims, or other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     6.   MISCELLANEOUS.
          -------------

          6.1  Assignment.  Subject to Section 4.3, this Escrow Agreement and
               ----------
the rights of the parties hereunder may not be assigned by any party without the consent of Company, Parent and Purchaser.

          6.2  Successors and Assigns.  This Escrow Agreement and all action
               ----------------------
taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

          6.3  GOVERNING LAW.  THIS ESCROW AGREEMENT WILL BE GOVERNED BY,
               -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

          6.4  Amendment.  This Escrow Agreement may be amended or canceled by
               ---------
and upon written notice to Escrow Agent at any time given by Company, Parent and Purchaser but the duties, responsibilities or compensation of Escrow Agent may not be altered without the consent of Escrow Agent.

          6.5  Headings.  The section headings contained in this Escrow
               --------
Agreement are for convenient references only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

          6.6  Waiver.  Waiver of any term or condition of this Escrow Agreement
               ------
by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or waiver of any other term or condition of this Escrow Agreement.

          6.7  Counterparts.  This Escrow Agreement may be executed
               ------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          6.8  Further Assurances.  Upon delivery by Escrow Agent of any portion
               ------------------
of the Escrowed Funds to any party hereto, such party shall deliver or cause to be delivered to Escrow Agent any tax form or other document required by any governmental authority to be obtained by Escrow Agent from such party.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day, month and year first above written.

                              EDB BUSINESS PARTNER ASA


                              By: /s/ Eivind Kinck
                                 ----------------------------------
                                  Name:  Eivind Kinck
                                  Title:

                              EDB 4TEL ACQUISITION CORP.



                              By: /s/ Asbjorn Eide
                                 ----------------------------------
                                  Name:  Asbjorn Eide
                                  Title: President

                              TELESCIENCES, INC.


                              By: /s/ Andrew P. Maunder
                                 ----------------------------------
                                  Name:  Andrew P. Maunder
                                  Title: President and Chief Executive Officer

                              FIRST UNION NATIONAL BANK


                              By: /s/ Rick Barnes
                                 ----------------------------------
                                  Name:  Rick Barnes
                                  Title: Assistant Vice President

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                 Before Split                 After Split
-----------------------------------------------------------------------------------------------------------------------------------
                                             Shares       Option   Shares       Price        Option     Payment
-----------------------------------------------------------------------------------------------------------------------------------
                                                          Price                              Price
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Common Shares outstanding                   4178524                1044631   $  8.790000000          $ 9,182,306.49
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Share options in the money
-----------------------------------------------------------------------------------------------------------------------------------
(using 10.18.99 as strike date and
-----------------------------------------------------------------------------------------------------------------------------------
leavers within 3 months getting
-----------------------------------------------------------------------------------------------------------------------------------
only those options that were exercisable
-----------------------------------------------------------------------------------------------------------------------------------
at date of leaving)
-----------------------------------------------------------------------------------------------------------------------------------
Granted 12.15.98                              73784    $   1.75      18446   $  8.790000000  $7.000  $    33,018.34
-----------------------------------------------------------------------------------------------------------------------------------
Granted 03.23.99                              35000    $1.34375       8750   $  8.790000000  $5.375  $    29,881.25
-----------------------------------------------------------------------------------------------------------------------------------
Granted 06.22.99                             468250    $ 0.9375   117062.5   $  8.790000000  $3.750  $   589,995.00    $652.894.59
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Securicor Preferred Shares                  3476900                 869225   $ 4.3950000000          $ 3,820,243.88
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Old Share Price basis                                                        $2.19750000000          $13,655,444.96
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------